EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Home Federal Bancorp, Inc. of Louisiana

We consent to the incorporation by reference in the Registration Statement of Home Federal Bancorp, Inc. of Louisiana on Form S-8 (Registration Nos. 333-122143 and 333-136537) of our report dated September 15, 2009, relating to the consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana, which appears in this Form 10-K.

A Professional Accounting Corporation

Metairie, Louisiana
September 28, 2009